UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50325	02-0623497

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 College Avenue
Oakland, California 94618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 652-8187

Item 5. Other Events and Regulation FD Disclosure.

On February 18, 2004, Dreyer’s Grand Ice Cream Holdings, Inc. (the “Corporation”) announced that its wholly-owned subsidiary, Dreyer’s Grand Ice Cream, Inc., purchased the Häagen-Dazs Shoppe Company, Inc. from General Mills, Inc. on February 17, 2004. A copy of the Corporation’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

c)	Exhibits.

Exhibit No.	Description
99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated February 18, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.
Date: February 18, 2004	By:

	Name:	Mark LeHocky
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated February 18, 2004